As filed with the Securities and Exchange Commission on July 29, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AKARI THERAPEUTICS, PLC

(Exact Name of Registrant as Specified in its Charter)

England and Wales	98-1034922
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

22 Boston Wharf Road FL 7

Boston, MA 02210

Telephone (929) 274-7510

(Address of principal executive offices)

Akari Therapeutics, Plc 2023 Equity Incentive Plan

Peak Bio, Inc. 2022 Long-Term Incentive Plan

(Full title of the Plan)

Celsus Therapeutics, Inc.

22 Boston Wharf Road FL 7

Boston, MA 02210

(929) 274-7510

(Name, Address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Gary Emmanuel, Esq.

Win Rutherfurd, Esq.

Greenberg Traurig, LLP

One Vanderbilt Avenue

New York, NY 10017

Tel: (212) 801-9337

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

explanatory note

This Registration Statement on Form S-8 is being filed by Akari Therapeutics, Plc, a public company with limited liability under the laws of England and Wales (the “Registrant”, “Company”, “we”, “us”, or “our”), for the purpose of registering (i) a total of 18,826,000,000 additional ordinary shares, par value $0.0001 per share (“Ordinary Shares” and such additional Ordinary Shares, the “Akari 2023 Plan Additional Shares”) (the equivalent of 9,413,000 American Depositary Shares), issuable under the Akari Therapeutics, Plc 2023 Equity Incentive Plan (as amended, the “Akari 2023 Plan”) and (ii) a total of 1,922,625,000 Ordinary Shares (the “Peak Bio 2022 Plan Shares”) (the equivalent of 961,312 American Depositary Shares), issuable under certain options awarded under the Peak Bio, Inc. 2022 Long-Term Incentive Plan, which were assumed by the Company in connection with the business combination contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 4, 2024, by and among the Company, Peak Bio, Inc. (“Peak Bio”), a Delaware corporation, and Pegasus Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, as amended by a side letter dated as August 15, 2024 (the “Peak Bio 2022 Plan”).

STATEMENT OF INCORPORATION BY REFERENCE

With respect to the Akari 2023 Plan Additional Shares, and pursuant to Instruction E of Form S-8, the contents of the Registrant’s prior registration statement on Form S-8 registering Ordinary Shares under the Akari 2023 Plan (File No. 333-274954) (the “Prior Registration Statement”) are hereby incorporated by reference herein, and the information required by Form S-8 is omitted with respect to the Akari 2023 Plan Additional Shares, except that the provisions contained in Part II of the Prior Registration Statement are modified as set forth in this Registration Statement.

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

With respect to the Peak Bio 2022 Plan Shares, the information specified by Items 1 and 2 of Part I of Form S-8 is omitted from this registration statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Explanatory Note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Peak Bio 2022 Plan, as specified by Rule 428(b) under the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

We incorporate by reference the following documents filed with the Securities and Exchange Commission (“SEC”) and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 15, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 14, 2025;

●	our Current Reports on Form 8-K filed on March 3, 2025, March 20, 2025 and July 1, 2025; and

●	the description of our Ordinary Shares contained in Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 15, 2025, and any amendment or report filed for the purpose of further updating that description.

We also incorporate by reference into this Registration Statement the following information filed with the SEC:

●	the audited consolidated financial statements of Peak Bio, our wholly-owned subsidiary, for the fiscal year ended December 31, 2023, contained on pages F-1 through F-35 filed as part of Peak Bio’s Annual Report on Form 10-K, filed with the SEC on August 6, 2024; and

●	Peak Bio’s unaudited financial statements for the fiscal quarter ended September 30, 2024 contained in Item 1 of Peak Bio’s Quarterly Report on Form 10-Q, filed with the SEC on November 12, 2024.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K or any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein) after the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all securities have been offered and sold or that deregisters all securities remaining unsold shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents (other than information that is furnished in such documents but deemed by the rules of the SEC not to have been filed). Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

To the extent permitted by the U.K. Companies Act of 2006, our directors and officers are entitled pursuant to our Articles of Association, as amended, to be indemnified against any liability they incur by reason of their directorship or service as an officer of the Company. In addition to such indemnification, we provide our directors and executive officers with directors’ and officers’ liability insurance.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following are the exhibits required by Item 601 of Regulation S-K:

Exhibit Number	Exhibit Description

4.1	Form of Deposit Agreement among the Registrant, Deutsche Bank Trust Company Americas, as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued thereunder (incorporated by reference to the exhibit previously filed with the Registrant’s Registration Statement on Form F-6 (No. 333-185197) filed on November 30, 2012)

4.2	Amendment to Deposit Agreement among the Registrant, Deutsche Bank Trust Company Americas, as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued thereunder (incorporated by reference to the registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form F-6 (No. 333-185197) filed on December 24, 2013)

4.3	Form of American Depositary Receipt; the Form is Exhibit A of the Form of Amendment to the Deposit Agreement (incorporated by reference to the exhibit previously filed with the Registrant’s Registration Statement on Form F-6 (No. 333-185197) filed on November 30, 2012)

4.4	Form of Amendment No. 2 to Deposit Agreement (incorporated by reference to the exhibit previously filed with the Registrant’s Post-Effective Amendment on Registration Statement Form F-6 (File No. 333-185197) filed on September 9, 2015)

4.5	Form of American Depositary Receipt; the Form is Exhibit A of the Form of Amendment to the Deposit Agreement (incorporated by reference to the exhibit previously filed with the Registrant’s Post-Effective Amendment on Registration Statement Form F-6 (File No. 333-185197) filed on September 9, 2015)

4.6	Form of Amendment No. 3 to Deposit Agreement (incorporated by reference to the exhibit previously filed with the Registrant’s Post-Effective Amendment on Registration Statement Form F-6 (File No. 333-185197) filed on August 17, 2023)

4.7	Form of American Depositary Receipt; the Form is Exhibit A of the Form of Amendment No. 3 to Deposit Agreement (incorporated by reference to the exhibit previously filed with the Registrant’s Post-Effective Amendment on Registration Statement Form F-6 (File No. 333-185197) filed on August 17, 2023)

4.8	Akari Therapeutics, Plc 2023 Equity Incentive Plan (incorporated by reference to Exhibit 4.8 to the Registrant’s Form S-8, as filed with the SEC on October 12, 2023)

4.9	Amended Articles of Association of Akari Therapeutics, Plc (incorporated by reference to the Exhibit 3.1 to Registrant’s Current Report on Form 6-K, as filed with the SEC on July 7, 2023).

4.10	Peak Bio, Inc. 2022 Long-Term Incentive Plan (incorporated by reference to Annex J to Peak Bio’s definitive proxy statement, as filed with the SEC on October 7, 2022).

5.1*	Opinion of Greenberg Traurig, LLP (U.K.), as to the legality of the securities being registered

23.1*	Consent of Greenberg Traurig, LLP (U.K.) (included in Exhibit 5.1)

23.2*	Consent of BDO USA, P.C., independent registered public accounting firm for the Registrant

23.3*	Consent of Marcum LLP, independent registered public accounting firm for Peak Bio

24.1*	Power of Attorney (included on signature page)

107*	Filing Fee Table

* Filed herewith.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on July 29, 2025.

AKARI THERAPEUTICS, PLC

By:	/s/ Abizer Gaslightwala
Abizer Gaslightwala
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each director and officer of AKARI THERAPEUTICS, PLC whose signature appears below hereby constitutes and appoints Abizer Gaslightwala and Torsten Hombeck, Ph.D., and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Abizer Gaslightwala	President, Director and Chief Executive Officer	July 29, 2025
Abizer Gaslightwala	(principal executive officer)

/s/ Torsten Hombeck, Ph.D.	Chief Financial Officer	July 29, 2025
Torsten Hombeck, Ph.D.	(principal financial officer and principal accounting officer)

/s/ Hoyoung Huh, M.D., Ph.D.	Chairman	July 29, 2025
Hoyoung Huh, M.D., Ph.D.

/s/ Ray Prudo, M.D.	Director	July 29, 2025
Ray Prudo, M.D.

/s/ Samir R. Patel, M.D.	Director	July 29, 2025
Samir R. Patel, M.D.

/s/ James Neal	Director	July 29, 2025
James Neal

/s/ Sandip I. Patel	Director	July 29, 2025
Sandip I. Patel

/s/ Robert Bazemore	Director	July 29, 2025
Robert Bazemore

AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Akari Therapeutics, Plc has signed this registration statement on July 29, 2025.

Celsus Therapeutics, Inc.

By:	/s/ Abizer Gaslightwala
Name:	Abizer Gaslightwala
Title:	Authorized Representative